TERMINATION OF POWER OF ATTORNEY

The undersigned, Kenneth E. Masick, hereby fully and forever terminates, effective as of the date set forth below, that certain Power of Attorney, dated February 18 2003, granted to Roberta S. Matlin and Sandra L. Perion, and filed with the Securities and Exchange Commission as _____________.
Dated	December 9th, 2004	/s/ Michael S. Rosenthal
		Name

		CIK#	1252416

Subscribed and sworn to before	)
me this 9th day of December, 2004)		SS
)
/s/ Shannon Leigh Garforth
Notary Public